Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States
+1 212 446 4800	Facsimile: +1 212 446 4900

www.kirkland.com July 15, 2026

Accendra Health, Inc.

4435 Waterfront Drive, Suite 300

Glen Allen, Virginia 23060

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Accendra Health, Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of up to $200,000,000 aggregate offering amount of: (a) shares of the Company’s common stock, par value $2.00 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $100.00 per share (the “Preferred Stock”); (c) one or more series of debt securities of the Company (“Debt Securities”); (d) depositary shares of the Company representing fractional shares of preferred stock of any class or series (“Depositary Shares”); (e) warrants to purchase Common Stock or Preferred Stock or any combination thereof (“Warrants”); (f) stock purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock at a future date or dates (“Stock Purchase Contracts”) and (g) units consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts or any combination of such securities (“Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Stock Purchase Contracts, the “Securities”), all of which securities may be issued or sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

You have advised us that (i) the Debt Securities will be issued pursuant to one or more indentures (including any amendments or supplements thereto, the “Indenture”), by and between the Company and one or more trustees (the “Trustee”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; (ii) the Depositary Shares will be issued pursuant to one or more deposit agreements (including a form of depositary receipt evidencing the Depositary Shares) (each, a “Deposit Agreement”), by and between the Company and a depositary (each, a “Depositary”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, (iii) the Warrants will be issued pursuant to one or more warrant agreements (including a form of certificate evidencing the Warrants) (each, a “Warrant Agreement”), by and between the Company and a bank or trust company named therein as the warrant agent (the “Warrant Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, (iv) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract”), by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein, and (v) the Units will be issued under one or more unit agreements (including a form of Unit) (each, a “Unit Agreement”), by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Each Indenture, Deposit Agreement, Warrant Agreement, Stock Purchase Contract and Unit Agreement shall be referred to herein as a “Governing Document.” Each Trustee, Depositary, Warrant Agent or other counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

Accendra Health, Inc. July 15, 2026 Page 2

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Company). We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

In connection with this opinion, we have assumed that (a) the Registration Statement will have become effective under the Securities Act; (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (c) all offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) any applicable Indenture and Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and (f) with respect to any Units, consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Warrants, Stock Purchase Contracts, or any combination of such Securities, such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable).

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1.

When, as and if (a) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indenture, the applicable purchase agreement and applicable law, and duly authenticated by the Trustee in accordance with the Indenture, such Debt Securities will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

When, as and if (a) any shares of Preferred Stock underlying the Depositary Shares have been duly authorized and established and, if appropriate, reserved for issuance and sale in accordance with the applicable Deposit Agreement, the Company’s organizational documents and applicable law, (b) appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Deposit Agreement and the Depositary Shares, and the applicable Deposit Agreement has been duly executed and delivered by the Depositary and the Company in accordance with such authorization, (c) the shares of Preferred Stock represented by the Depositary Shares have been duly issued and delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by the Depositary and/or duly authorized officers of the Company against payment in accordance with the applicable authorization, applicable purchase agreement, applicable Deposit Agreement and applicable law, such Depositary Shares will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

Accendra Health, Inc. July 15, 2026 Page 3

3.

When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the related Warrant Agreement and the Warrants and the related Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company in accordance with such authorization, and (c) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable purchase agreement, related Warrant Agreement and applicable law, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When, as and if (a) any Stock Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Stock Purchase Contracts, and (c) Stock Purchase Contracts with such terms have been duly executed, attested, issued and delivered by any applicable governing document counterparty and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable purchase agreement, applicable Stock Purchase Contract and applicable law, such Stock Purchase Contracts will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Unit Agreement, (c) the related Unit Agreement has been duly executed and delivered by any applicable governing document counterparty and the Company in accordance with such authorization, and (d) the Units with such terms have been duly executed, attested, issued and delivered by any applicable governing document counterparty and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable purchase agreement, applicable unit agreement and applicable law, such Units will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above that any particular contract constitutes a valid and binding obligation or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws and judicially developed doctrines in this area, such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include, but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Accendra Health, Inc. July 15, 2026 Page 4

Our advice is limited to the internal laws of the State of New York, as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This opinion is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is rendered to you in connection with the filing of the Registration Statement and may not be used, circulated, quoted, relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly, /s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP